UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan (the “2011 Plan”), YRC Worldwide Inc. (the “Company”) may grant from time to time, among other things, restricted stock to employees, non-employee directors and consultants or independent contractors to the Company.

On February 13, 2018, the Compensation Committee of the Board of Directors of the Company adopted a new form of restricted stock agreement to grant restricted stock pursuant to the 2011 Plan (the “2018 Restricted Stock Agreement”). The form of 2018 Restricted Stock Agreement provides for the award of restricted stock of the Company that vests ratably as set forth in the terms of each award of restricted stock. The form of 2018 Restricted Stock Agreement provides for accelerated or pro-rata vesting of the restricted stock in certain circumstances, including in the event of a termination without cause or resignation for good reason, a termination without cause or resignation for good reason within twelve months following a change of control of the Company, or upon death or becoming permanently and totally disabled.

On February 13, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) as well as the Board approved a new restricted stock award agreement for James L. Welch, the Chief Executive Officer of the Company, pursuant to the 2011 Plan (the “Welch Stock Agreement”). Under the Welch Stock Agreement, Mr. Welch was awarded 146,243 restricted common shares that are to vest on Mr. Welch’s upcoming retirement date. If Mr. Welch determines not to retire by July 31, 2018, the Welch Stock Agreement becomes null and void. The grant of restricted stock under the Welch Stock Agreement was made in lieu of his annual grant under the 2018 executive compensation plan (the “2018 Plan”) and is the only Company stock grant anticipated for Mr. Welch in 2018. Upon retirement, Mr. Welch will forfeit all previously-granted shares that remain unvested as of his retirement date.

Mr. Welch would have been entitled to receive 93,815 shares under the 2018 Plan. Thus, the Welch Agreement includes a grant of that number of shares plus 52,428 additional shares as consideration for Mr. Welch’s agreement to certain post-retirement obligations in the Welch Stock Agreement, including covenants not to compete and not to solicit the Company’s customers or employees. Mr. Welch has also agreed to cooperate with the Company for the twelve-month period after retirement in connection with management transition. The stock award is subject to a claw-back provision for Mr. Welch’s failure to meet all his post-retirement obligations. The Welch Stock Agreement also provides for accelerated or pro-rata vesting of the restricted stock consistent with the form of 2018 Restricted Stock Agreement.

The foregoing description of the 2018 Restricted Stock Agreement and the Welch Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restricted Stock Agreement and the Welch Stock Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Agreement

10.2	Welch Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Brianne L. Simoneau
Brianne L. Simoneau
Vice President and Controller

Date: February 15, 2018